UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2018

Era Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

818 Town & Country Blvd., Suite 200 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 369-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Yes  ☒    No  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement
On July 3, 2018, Era Group Inc. (the “Company”) and Era Helicopters, LLC (together with the Company “Era”), entered into a litigation settlement agreement (the “Settlement Agreement”) with Airbus Helicopters, Inc. and Airbus Helicopters, S.A.S. (together “Airbus”) in the matter of Era Group Inc., and Era Helicopter, LLC v. Airbus Helicopters, Inc., and Airbus Helicopters, S.A.S (the “Action”). The Settlement Agreement settles all claims made by Era against Airbus related to Airbus’ marketing and sale, and Era’s purchase, of eleven H225 model helicopters.
Pursuant to the Settlement Agreement, Airbus has agreed to pay Era $42.0 million in cash and provide Era with certain trade account credits that may be used by Era for up to five years. Era has agreed to release Airbus from any and all liabilities, claims, counterclaims, demands, complaints, costs, losses and expenses relating to the Action and to dismiss the Action with prejudice without any party admitting fault.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Era Group Inc.

Date: July 5, 2018	By:	/s/ Jennifer D. Whalen

	Name:	Jennifer D. Whalen
	Title:	Senior Vice President and Chief Financial Officer